Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

WESTERN GAS EQUITY HOLDINGS, LLC

The undersigned, desiring to amend the Certificate of Formation of Western Gas Equity Holdings, LLC, a Delaware limited liability company (the “Company”), pursuant to the provisions of Section 18-202 of the Delaware Limited Liability Company Act, does hereby certify as follows:

1. The name of the limited liability company is Western Gas Equity Holdings, LLC.

2. The certificate of formation of the Company is hereby amended by deleting Paragraph 1 in its entirety and replacing it with the following new Paragraph:

“1. The name of the limited liability company is Western Midstream Holdings, LLC.”

3. This Certificate of Amendment shall become effective at 9:29 AM, Eastern Time, on February 28, 2019.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned, being the sole member of the Company, has duly executed this Certificate of Amendment to Certificate of Formation of the Company.

SOLE MEMBER:

WESTERN GAS RESOURCES, INC.

By:	/s/ Benjamin M. Fink
Name:	Benjamin M. Fink
Title:	Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF FORMATION OF

WESTERN GAS EQUITY HOLDINGS, LLC